UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

International Western Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-196492	46-503476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5525 N. MacArthur Boulevard, Suite 280
Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 809-6900

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2017, International Western Petroleum, Inc. (“Company”) entered into a series of agreements, including the sale to several investors in a private placement of an aggregate of 34,500,000 shares of common stock for $345,000 and modification of an outstanding loan agreement for additional funding of $550,000 pursuant to the outstanding April 2017 secured promissory note. On August 3, 2017, the Company also entered into new consulting agreements with two of its prior employees. In connection with the sale of shares by the Company, on August 2, 2017, one of the investors, Mr. Patrick Norris, became a director of the Company and was appointed the Chief Executive Officer, President, Secretary and Chief Financial Officer. Messrs. Benjamin Tran and Ross Ramsey resigned as officers, but continued as directors of the Company and became consultants to the Company for their respective expertise. In the future, it is the intention of Mr. Norris to modify the certificate of incorporation for a change in the capitalization, for the addition of blank check preferred stock and a new series of preferred stock as required by above mentioned note, and for a name change.

The Company expects to use the new funding for production improvement projects. The Company’s goal is to execute its acquisition model with EOR (Enhanced Oil Recovery) methods applied to oil and gas properties in order to accelerate production revenues and increase assets. The Company plans to expand the E&P business outside of the Central West Texas and East Texas region by looking for income-producing assets with substantial reserves and upside potential along with oil field services businesses located in Texas and surrounding states.

Company Sale of Common Stock

On August 2, 2017, the Company consummated the sale to Mr. Patrick Norris and six other investors (collectively the “Investors”) of an aggregate of 34,500,000 shares of common stock for $345,000, at a per share purchase price of $0.01 pursuant to a securities purchase agreement dated July 28, 2017. The securities purchase agreement for this transaction included various typical business representations and warranties of the Company. The shares are restricted securities and have no registration rights. The shares were sold pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, to sophisticated, accredited investors.

Modification of April 2017 Note – Preferred Stock

The Company also entered into a modification of the secured, promissory note with JBB Partners, Inc., originally entered into on April 11, 2017 (“Note”) on August 2, 2017. The principal amount was increased by $550,000, to a total of $750,000, and the maturity date for all the sums advanced was extended to July 28, 2018. The security for the Note continues to be all the assets of the Company; however, the shares pledged as additional security by certain principal shareholders of the Company, Messrs. Tran and Ramsey, in April 2017 were released from the pledged security.

The Note, as amended and extended, was modified to be convertible into a class of preferred stock, to be designated the Class A Preferred Stock, which itself after issuance will be convertible into common stock of the Company. The Note is automatically convertible into the Class A Preferred Stock once the certificate of incorporation is amended to create a class of “blank check” preferred stock and the capitalization of the Company is increased to permit the conversion into common stock, and the certificate of designations for the Class A Preferred Stock is filed with the Secretary of State of the State of Nevada. The amendment to the certificate of incorporation will need to be approved by the shareholders of the Company, and for this purpose the Company plans to call an annual meeting of shareholders promptly after the date of this report. The Class A Preferred Stock, once created, is initially convertible into 66,666,666 shares of common stock, at any time, at the discretion of the holder of the Class A Preferred Stock; there is no mandatory conversion or redemption right by the Company. The conversion rate is subject to adjustment for splits and reverse splits of the common stock and other events effecting the capitalization of the Company. The Class A Preferred Stock has a ratchet protection for issuances of common stock. The Class A Preferred Stock has a liquidation preference equal to three times the purchase price, which is the full principal amount of the Note of $750,000. The Class A Preferred Stock has certain investor protection rights, will vote as a single class on those issues solely related to the class, and will vote with the common stock on all other matters presented to the common shareholders, including the vote of directors to the board of directors. With blank check preferred stock, the board of directors is empowered, without stockholder approval, to issue additional shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, generally, could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of our company, all without further action by our stockholders. The existence the large number of shares of common stock into which the Class A Preferred Stock be convertible may have the effect of discouraging takeover advances or prevent consummation of a takeover. Also, the effect of the Class A Preferred Stock voting with the common stock, gives its holders the ability to potentially determine the members of the board of directors and to direct the affairs of the Company.

Conversion of Outstanding Debt

On August 2, 2017, 5,900,000 shares of common stock were issued upon conversion of outstanding debt of the Company, held by a third party investor in the amount of $379,428 pursuant to an agreement of August 1, 2017. The shares issued on conversion are restricted securities and have no registration rights. The shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, to a sophisticated investor.

Sales of Shares by Shareholders

Separately from the capital stock transactions of the Company with the Investors and others, Mr. Patrick Norris and a related party, JBB Partners, Inc., consummated a purchase on August 2, 2017, of an aggregate of 30,420,000 shares from two of the current management persons of the Company and a related party for a purchase price of $0.01 per share. These shares will be characterized as “restricted stock,” as they will be held by an affiliate of the Company. The holders do not have registration rights with respect to the purchased shares.

Consulting Arrangement Modifications

The Company had a consulting arrangement with Odyssey Enterprises LLC (“Odyssey). This agreement was terminated as of August 2, 2017 the consummation date of the above referenced stock purchase agreements, and the Company obtained a general release in return for the payment of 200,000 shares of common stock, issued as restricted stock.

On August 3, 2017, the Company entered into a new consulting agreement with Dr. Benjamin Tan, under which he will perform services related to general corporate matters. Dr. Tran will be paid a monthly cash retainer of $9,000 and will be issued an option for 720,000 shares of common stock which will vest 30,000 per month during the engagement period. The consulting term is for 24 months, but the Company or Dr. Tran may cancel it after 3 months.

The Company also entered into new consulting agreement with Mr. Ross Ramsey, under which he will provide consulting services for the exploration and production of the oil and gas properties of the Company. Mr. Ramsey will be paid a monthly cash retainer of $6,600 and will be issued an option for 720,000 shares of common stock which will vest 30,000 per month during the engagement period. The consulting term is for 24 months, but the Company or Mr. Ramsey may cancel it after 3 months.

The two options to be issued to the consultants, described above, will be exercisable commencing one year after the date of the consulting agreements for a period of two years thereafter. The exercise price per share will be $0.01, and the agreements will provide for cashless exercise. The share numbers will adjust for any stock splits, stock dividends and similar capital changes. The options will be issued under the 2017 Incentive Stock and Awards Plan, which was adopted by the board of directors on July 28, 2017. Each of the consultants may be awarded additional options or other stock based awards in the discretion of the board of directors for their services as consultants.

Each of the options and the shares underlying the options and the shares issued for the release, as described above, are or will be restricted securities and have no registration rights. The options and underlying shares and release shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Lock-up of Shares

Holders of 4,638,228 shares of the issued and outstanding common stock have entered into lock up agreements for a period of six months commencing July 28, 2017; provided however, each person may sell up to 16,000 shares each month, on a non-cumulative basis, prior to the termination of the lock up period.

Equity Award Program

The Company’s board of directors, on July 28, 2017, adopted the 2017 Incentive Stock and Awards Plan to provide stock options and other restricted stock-based awards for employees and consultants. The plan will permit the directors or a committee of the directors to issue up to 5,000,000 shares of common stock for the awards that may be issued.

Item 3.02	Unregistered Sales of Equity Securities

The information regarding the sale of securities by the Company detailed in Item 1.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Securities Holders

To carry out certain of the obligations of the Company under the Note, the Company will amend its certificate of incorporation to eliminate the current class of preferred stock and in substitution thereof create a new class of “blank check” preferred stock. Then, once the new class of “blank check” preferred stock is created, the Company will designate a series thereunder, the Class A Preferred Stock to satisfy its obligations under the Note. The details of the Class A Preferred Stock set forth in Item 1.01 above are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Offices: Election of Directors: Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Mr. Patrick Norris was appointed to the board of directors of the Company as of August 2, 2017, as a result of his purchase of the shares of common stock detailed in Item 1.01 above. Mr. Norris was also appointed to be the Chief Executive Officer, President, Secretary and Chief Financial Officer of the Company.

Mr. Norris, 59, is the founder and has been the chief executive officer since 2004 of Norris International Services, LLC, located in New Iberia, Louisiana. Norris International Services manufactures and provides premium threaded pipe and other components for the oil and gas industry and the horizontal directional drilling trenchless industry.

Mr. Norris initially will not have a specific compensation arrangement with the Company during a transition period. During the transition period, the operations will continue to be overseen by Messrs. Tran and Ramsey, with whom the Company will have the consulting agreements detailed in Item 1.01 of this Current Report.

Mr. Benjamin Tran, a current director, has indicated as of August 2, 2017, that he will resign as a director of the Company on September 15, 2017, to pursue other activities. He will continue as a consultant to the Company, as described in Item 1.01 of this Current Report.

Dr. Benjamin Tran, Secretary of the Company, and Mr. Ross Ramsey, Chief Executive Officer, President and Chief Financial Officer of the Company, resigned their officer positions with the Company.

Currently directors will not receive separate compensation for their director activities. In the future, the board of directors may institute a compensation program for directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year

Item 3.03 of this Current Report and the description of the Class A Preferred Stock detailed in Item 1.01 are incorporated herein by reference for actions that will be taken by the board of directors and submitted to the stockholders as an amendment to the certificate of incorporation. Also see Item 8.01 of this Current Report.

The bylaws were amended by action of the board of directors to expand the number of director positions to three, and the empty position was filled by appointment of Mr. Patrick Norris to the board of directors.

Management of the Company plans to seek shareholder approval for additional changes to the certificate of incorporation to be able to implement a reverse split of the common stock and other changes in the amount of authorized but unissued shares of common stock.

Item 8.01	Other Information

The Company plans on holding an annual meeting of the shareholders in the near future. Currently, the items to be decided upon at the meeting the shareholders will include the following matters: (1) the election of directors, (2) an amendment to the certificate of incorporation to eliminate the current single class of preferred stock and in substitution approve a class of “blank check” preferred stock that would allow the board of directors, without further action of the shareholders to designate one or more classes of preferred stock with terms as they determine from time to time, (3) change the corporate name, (4) approve a reverse split of the common stock up to a maximum of eight shares into one share and preservation of round lots and increase the authorized common stock of the Company to provide sufficient shares of Common Stock after the reverse split, and (5) approve an equity award plan for up to 5,000,000 (adjusted and increased for the reverse split) shares and such other matters as may be necessary or advisable to be approved by the shareholders in connection with the transactions described in this Current Report or other matters as determined by the board of directors.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Exhibit Description

10.1	Stock Purchase Agreement for the sale of 34,500,000 shares of common stock, dated July 27, 2017*
10.2	Debt Conversion Agreement for the conversion of note and sale of 5,900,000 shares of common stock*
10.3	2017 Incentive Stock and Awards Plan*
10.4	Consulting Agreement with Benjamin Tran*
10.5	Consulting Agreement with Ross Ramsey*
10.6	Settlement Agreement with Odyssey Enterprises, LLC*
10.7	Secured Promissory Note as Amended and Restated – principal amount $750,000*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL WESTERN PETROLEUM, INC.

Dated: August 7, 2017	By:	/S/ PATRICK NORRIS
	Name:	Patrick Norris
	Title:	Chief Executive Officer and President